UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 15, 2010	000-51068
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1226 White Oaks Blvd.
Suite 10A
Oakville, ON L6H 2B9, Canada
(Address of Principal Executive Offices) (Zip Code)

(905) 845-1073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As of November 15, 2010, Yukon Gold Corporation, Inc.’s (the “Company”) wholly-owned subsidiary, Yukon Gold Corp., a Canadian corporation (the “Subsidiary”), declared bankruptcy with the Office of the Superintendent of Bankruptcy Canada. The Subsidiary petitioned to have Schwartz Levitsky Feldman Inc. (Schwartz Levitsky”) appointed as trustee under the Canadian Bankruptcy and Insolvency Act (the “Act”). Pursuant to Section 49 of the Act, a Certificate of Appointment, appointing Schwartz Levitsky, was filed in the Office of the Superintendent of Bankruptcy Canada, in the District of Ontario, Hamilton Division.

In its filing, the Subsidiary reported assets of CDN$424,000.00 and obligations of CDN$6,639,208.34 owed to approximately 26 creditors identified in the filing. A meeting of the creditors of the Subsidiary is scheduled to be held on December 2, 2010 in Toronto, Ontario, Canada.

The Subsidiary holds the Marg Property. The Company has issued a promissory note to Lance Capital Ltd (“Lance”) in consideration for amounts advanced by Lance to resolve outstanding obligations of the Company. This promissory note is secured by a first lien on the Marg Property.

Item 9.01	Financial Statements and Exhibits

99.1	Certificate of Appointment of the Trustee dated November 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: November 19, 2010	By: /s/ Kathy Chapman
Name: Kathy Chapman, Chief Financial Officer